UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 11, 2015

ENCISION INC.
(Exact name of registrant as specified in its charter)

Colorado	001-11789	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6797 Winchester Circle, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 444-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Encision Inc. (the "Company") held its Annual Meeting of Stockholders ("Annual Meeting") on August 5, 2015. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1 - Election of 6 directors to serve until the 2015 annual meeting of stockholders; each until his successor has been elected and qualified

Nominee	Votes For	Withheld	Broker Non-Votes
Robert H. Fries	6,351,721	404,566	2,983,098
Vern D. Kornelsen	5,956,323	799,964	2,983,098
Ruediger Naumann-Etienne	6,410,533	345,754	2,983,098
David W. Newton	6,351,346	404,941	2,983,098
Patrick W. Pace	6,405,152	351,135	2,983,098
Gregory J. Trudel	6,351,346	404,941	2,983,098

All six director nominees were duly elected.

Proposal 2 - Ratification of appointment of independent registered accounting firm – Eide BaillyLLP

Votes For	Votes Against	Abstain	Broker Non-Votes
9,505,347	155,175	5,544	0

Proposal 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC.

Date: August 11, 2015	/s/ Mala Ray
Mala Ray
Controller
Principal Accounting Officer